Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Investor Contact: Gerard H. Sweeney Timothy M. Martin Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

BRANDYWINE REALTY TRUST ANNOUNCES EXCHANGEABLE NOTES OFFERING

RADNOR, PA, September 27, 2006 – Brandywine Realty Trust (NYSE:BDN) today announced that its subsidiary, Brandywine Operating Partnership, L.P. (the “Operating Partnership”) has commenced an offering of $300 million aggregate principal amount of exchangeable guaranteed notes due October 15, 2026, plus an additional $45 million aggregate principal amount of notes that may be issued, at the option of the initial purchasers to cover over-allotments, if any, within 30 days of the initial issuance of the notes.

The notes will be unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by Brandywine Realty Trust. The company expects to use the net proceeds from the sale of the notes to repurchase concurrently with closing up to $60 million of Brandywine’s common shares; to repay a portion of the outstanding indebtedness under its revolving credit facility; and to invest the balance in government or other short-term, rated securities pending redemption of its $300 million Floating Rate Guaranteed Notes due 2009 on January 2, 2007.

Upon the occurrence of specified events, the notes will be exchangeable at the option of the holder into cash and, at the Operating Partnership’s option, Brandywine common shares.

The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the Brandywine common shares issuable upon exchange of the notes, if any, have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, Pa., is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 45 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

Forward-Looking Statements

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Brandywine Realty Trust (the “Company”) and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.